    THE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND NEITHER THE WARRANTS NOR THE SHARES NOR ANY INTEREST IN THE WARRANTS OR THE SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                                 CLASS A COMMON STOCK
                                  WARRANT AGREEMENT



    THIS CLASS A COMMON STOCK WARRANT AGREEMENT is made as of March 26, 1996 ("Effective Date") by VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation ("Company"), in favor of John Coppolino ("Warrant Holder" or "Holder").

    WHEREAS, the Company issued and sold in a non-public offering ("Offering") pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act") approximately 300 Units ("Unit"), each Unit consisting of 100,000 shares of the Company's Common Stock, $.0001 par value, 50,000 Class A Common Stock Purchase Warrants ("A Warrants") and 50,000 Class B Common Stock Purchase Warrants ("B Warrants"). Each A Warrant and each B Warrant entitles the holder to purchase one share of the Company's common stock, $.0001 par value ("Common Stock"); and

    WHEREAS, the Company has agreed to convert your deferred fees (or wages) into equity at the same rates and terms as the offering; and

    WHEREAS, the Company deems it to be in the best interests of the Warrant Holder that the Company establish the terms and conditions upon which the Warrants may be issued, exercised and redeemed, and other matters as provided herein.

    NOW THEREFORE, to establish the terms and conditions of the Warrants, and the rights and obligations of the Company and the Warrant Holder with respect thereto, the Company hereby provides as follows:

    Section 1. CERTIFICATION. For value received, the Warrant Holder or its registered assign ("Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant Agreement, fully paid, validly issued and nonassessable shares of the Company's Common Stock at the Exercise Price (as defined herein) commencing one year after a registration statement covering the Warrant Shares (as defined herein) under the Securities Act is declared effective by the Securities and Exchange Commission ("Effective Registration Date"), and terminating at 5:00 P.M. Los Angeles time 15 months thereafter. The number of shares of Common Stock to be received upon the exercise of the Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

    Section 2. FORM OF WARRANT. The text of the Warrant and of the Purchase Form shall be substantially as set forth in Exhibit A attached hereto (collectively, the "Warrant Certificates"). The Exercise Price (as defined in
Section 8) and the number of shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, and attested to by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrant Certificates may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrant Certificates or did not hold such offices on the date of this Agreement.

    Section 3. EXCHANGE OF WARRANT CERTIFICATES. Each Warrant Certificate may be exchanged for another Certificate entitling the Holder thereof to purchase a like aggregate number of shares as the Certificate surrendered then entitled such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the Certificate to be so exchanged. Thereupon, the Company shall countersign and deliver to the person entitled thereto a new Warrant Certificate as requested.

    Section 4.   TERM OF WARRANTS; EXERCISE OF WARRANTS.

              4.1 TERM OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on the Effective Registration Date and terminating at 5:00 PM. Los Angeles time 15 months thereafter, to purchase from the Company the number of fully paid and nonassessable shares which the Holder may at the time be entitled to purchase on exercise of such Warrants.

              4.2 EXERCISE OF WARRANTS. A Warrant may be exercised upon surrender to the Company ("Warrant Agent") at its office at Los Angeles, California of the Certificate evidencing the Warrant to be exercised, together with the Purchase Form attached hereto as Exhibit A, duly filled in and signed, and upon payment to the Warrant Agent of the Aggregate Exercise Price (as defined in and determined in accordance with the provisions of Sections 8 and 11 hereof) for the number of shares with respect to which such Warrant is then exercised. Payment of the Aggregate Exercise Price shall be made in cash or by check. Subject to Section 4 hereof, upon the surrender of the Warrant and payment of the Aggregate Exercise Price, the Warrant Agent shall promptly issue and cause to be delivered to or as directed by the Holder, and in such name or names as the Holder may designate, a Certificate for the number of full shares purchased upon the exercise of the Warrant, together with cash as provided in
Section 8 hereof; for any fractional shares otherwise issuable upon such exercise. Such Certificate shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such shares, as of the date of the surrender of such Warrant and payment of the Aggregate Exercise Price; provided, however, that if, at the date of surrender of such Warrant and payment of such Aggregate Exercise Price, the transfer books for the shares or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the shares with respect to which such Warrant is then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part, and in the event that a Warrant Certificate is exercised to purchase less than all of the shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new Certificate evidencing the remaining shares available for purchase will be issued, and the Company is hereby irrevocably authorized to sign and to deliver the new Warrant Certificate.

    Section 5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable with respect to any transfer involved in the issue or delivery of any Warrants or certificates for shares in a name other than that of the registered Holder of Warrants with respect to which such shares are issued.

    Section 6.   MUTILATED OR MISSING WARRANTS.  In case any Warrant
Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate mutilated, lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence to the reasonable satisfaction of the Company of such mutilation, loss, theft or destruction of such Certificate and indemnity, if requested, also to the reasonable satisfaction of the Company. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

    Section 7.   RESERVATION OF SHARES; PURCHASE OF WARRANTS; CALL OF WARRANTS.

              7.1 RESERVATION OF SHARES. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants.

              7.2 PURCHASE OF WARRANTS BY THE COMPANY. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

              7.3 CALL OF WARRANTS BY COMPANY. The Company may issue a call of this Warrant ("Call Notice") at any time after the Effective Registration Date, but prior to the expiration of this Warrant, by written notice to Warrant Holder, provided only that the Closing Price (hereinafter defined) of the Company's Common Stock has theretofore equalled or exceeded Thirty-Three and three-fourths Cents ($0.3375) per Share for ten (10) consecutive Trading Days after the Effective Registration Date. This Warrant shall expire and become null and void thirty (30) days after the issuance of the Call Notice. The Warrant Holder may exercise this Warrant and purchase some or all of the Shares then subject to this Warrant within said thirty (30)-day period, but may not thereafter exercise this Warrant or purchase any of the Shares. If the Warrant is not exercised within said thirty (30) day period, the Company will have the right to redeem any or all outstanding and unexercised Warrants at a redemption price of $0.0001 per Warrant. For purposes of this
Section 7.3, "Closing Price" means (a) if the Common Stock is then listed on an established stock exchange or exchanges, the average bid and ask price per share for each Trading Day on the principal exchange on which the Common Stock is traded, as reported in The Wall Street Journal; or (b) if the Common Stock is not then listed on an exchange, the price per share for the Common Stock in the over-the-counter market as quoted on NASDAQ (either National Market System or Small Cap Issues or the OTC Electronic Bulletin Board), for each Trading Day, as reported in The Wall Street Journal. If the Common Stock is not then listed on an exchange or quoted on NASDAQ or the OTC Electronic Bulletin Board, the Common Stock shall be deemed to have a Closing Price of less than Thirty-Three and three-fourths Cents ($0.3375) per share on such Trading Day. For purposes of this Section 7.3, the term "Trading Day" shall mean a day on which the New York Stock Exchange is open for trading.

    Section 8. EXERCISE PRICE. The price per share at which shares may be purchased upon exercise of Warrants in effect at any time, and as adjusted from time to time as provided in Section 11 of this Agreement, is referred to herein as the "Exercise Price." Subject to adjustment,the Exercise Price shall be Twenty Two and one-half Cents ($0.225) per share. The product of the Exercise Price times the number of shares the Holder then elects to purchase is herein referred to as the "Aggregate Exercise Price."

    Section 9. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of a Warrant.

    Section 10. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed herein and in the Warrant Certificate and are not enforceable against the Company except to the extent set forth herein and therein.

    Section 11. ADJUSTMENT OF WARRANT AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

              11.1 MECHANICAL ADJUSTMENTS. If the Company shall pay a dividend in shares of its Common Stock (other than payments of Common Stock as interest on preferred stock), subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute as a stock dividend to holders of its Common Stock any securities of the Company or of another entity, the number of shares of Common Stock or other securities the Holder hereof is entitled to purchase pursuant to the Warrants immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities which he, she or it would have owned or would have been entitled to receive after the happening of any of the events described above had the Warrant been exercised immediately prior to the happening of such event, and the Exercise Price shall be correspondingly adjusted; provided, however, that no adjustment in the number of shares and/or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number and/or price; and provided further, however, that any adjustments which by reason of this Section 11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. An adjustment made pursuant to this Section 11 shall become effective immediately after the record date in the case of a stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The Holder shall be entitled to participate in any subscription or other rights offering made to holders of Common Stock as if he, she or it had purchased the full number of shares as to which the Warrant remains unexercised immediately prior to the record date for such rights offering.

              11.2 VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

              11.3 NOTICE OF ADJUSTMENT. Whenever the number of shares purchasable upon the exercise of each Warrant or the Exercise Price of such shares is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments.

              11.4 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 11.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

              11.5 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he, she or it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The provisions of this subsection 11.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

              11.6 STATEMENT ON WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

    Section 12. SURVIVAL OF AGREEMENT. This Agreement and the rights and obligations of the Company and the Warrant Holders hereunder shall not be terminated by any of the following events:

    Merger, reorganization or consolidation of the Company;

    The transfer of all or substantially all of the assets of Company; or

    The voluntary or involuntary dissolution of the Company.

In the event of any such merger, reorganization, consolidation or transfer of assets, the surviving or resulting corporation or transferee of the assets of the party affected shall be bound by and shall have the benefit of the provisions of this Agreement, and the party affected shall take all actions necessary to insure that such corporation or transferee is bound by the provisions of this Agreement.

    Section 13. RESTRICTIONS ON TRANSFER. The provisions of this Section 13 shall be binding upon any transferee of the Warrants and upon each holder of Warrant Shares. As used in this Section 13, the term "Warrant Shares" includes any shares of the Company's Common Stock or other securities, issued in respect of the Warrant Shares pursuant to any stock split, stock dividend, recapitalization or otherwise; and the term "Warrant" includes any Warrant Certificate or Certificates issued in exchange for the original Warrant Certificate.

              13.1 RESTRICTED SECURITIES. The Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended, ("Securities Act") or the securities laws of any states and will be offered and sold in reliance on exemptions from the registration requirement of such laws. The Warrants and Warrant Shares are deemed to be "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act, because the Warrants will be issued and sold by the Company in private transactions not involving a public offering. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has held the securities for at least three years and who has not been an affiliate of the Company for at least three months immediately prior to a proposed sale is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

              13.2 LEGEND RESTRICTION. The Company shall cause the following legend to be set forth on each Warrant Certificate and certificates representing the Warrant Shares unless counsel for the Company is of the opinion as to any such certificates that such legend is unnecessary:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

              13.3 NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of the Warrants or of the Warrant Shares, the Holder thereof shall give written notice to the Company stating such Holder's intention to effect such transfer and describing the circumstances of the proposed transfer in sufficient detail, accompanied by either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, or (ii) a "no action" letter from the staff of the Securities and Exchange Commission ("Commission") to the effect that the staff will not recommend that enforcement action be taken if the proposed transfer is effected without registration. Subject to evidence of compliance with any applicable state securities or "blue sky" law or laws, the Company shall promptly notify the Holder in writing that such Holder may proceed with its transfer as described, and, if the transfer is of Warrant Shares, shall instruct its transfer agent to remove any stop-transfer restrictions against the Warrant Shares when transferred as proposed.

    Section 14.  INDEMNIFICATION.

              14.1 The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 18 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls within the meaning of Section 18 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission in reliance upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this
Section 16.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

              14.2 Each Holder will, if Warrant Shares held by him, her or it are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 18 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 16 exceed the gross proceeds from the offering received by such Holder.

              14.3      Each party entitled to indemnification under this
Section 16 ("Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefor, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 16, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

              14.4 If the indemnification provided for in this Section 16 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statement or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however that in no event shall any contribution by a Holder under this Section 16.4 exceed the gross proceeds from the offering received from such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              14.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

    Section 15. RULE 144 REPORTING. With a view to making available the benefits of certain provisions of the Securities Act or the rules and regulations of the Commission that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its best efforts to:

              (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act; and

              (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934 at any time after it has become subject to such reporting requirements.

    Section 16. DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

    Section 17. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement, without the approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the Holders, or as provided herein. The Company will notify Warrant Holder of any such supplement or amendment.

    Section 18. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Warrant Holder shall bind and inure to the benefit of the Company and the Warrant Holders, and their respective successors and assigns.

    Section 19. NOTICES. Any notice pursuant to this Agreement by any Holder to the Company, shall be in writing and shall be mailed or delivered to the Company at its office at 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067. Any notice mailed pursuant to this Agreement by the Company to the Holders shall be in writing and shall be mailed or delivered to such Holders at their respective addresses on the books of the Warrant Agent. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

    Section 20. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Company, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

    Section 21. APPLICABLE LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

    Section 22. BENEFITS TO THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, and the Holders of the Warrants.

    Section 23. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

VITAFORT INTERNATIONAL CORPORATION     Accepted as of the date written above:
    a Delaware Corporation                       WARRANT HOLDER


By  /S/ MARK BEYCHOK                          /S/  JOHN COPPOLINO
    ----------------------                  ----------------------------
           Mark Beychok                          John Coppolino
         President & CEO                         10960
                                                 Wellworth, Apartment 101
                                                 Los Angeles, CA  90024
                                                 Tax Payer ID:  ###-##-####
                                                                -----------

                                      EXHIBIT A

                               CERTIFICATE NO. VECA-202

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                             CLASS A COMMON STOCK WARRANT

                     TO PURCHASE 27,500SHARES OF COMMON STOCK OF

                          VITAFORT INTERNATIONAL CORPORATION

                                A Delaware Corporation


    THIS CERTIFIES that, for value received, John Coppolino or registered assigns ("Holder"), is entitled to purchase from VITAFORT INTERNATIONAL CORPORATION, INC. a Delaware corporation, ("Company"), up to twenty seven thousand five hundred (27,500), fully paid and nonassessable shares of common stock of the Company ("Common Stock"), at any time commencing one year after a registration statement covering the Warrant Shares (as defined in the Warrant Agreement referred to herein) under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission and terminating at 5:00 P.M. Los Angeles time 15 months thereafter, at the purchase price of Twenty Two and one-half Cents ($0.225) per share ("Exercise Price") (pending adjustment), as provided in Section 1 of a the Warrant Agreement. This Warrant is issued pursuant to the Warrant Agreement made by the Company dated November 30, 1995 in favor of all Warrant Holders ("Warrant Agreement") and is subject to all the terms thereof, including the limitations on transferability set forth in Section 13 thereof. The Holder accepts the terms and provisions of the Warrant Agreement by acceptance of this Warrant Certificate, and acknowledges receipt thereof.

    The number of shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

    This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the last page hereof duly executed, concurrently with payment of the Aggregate Exercise Price (as defined in Section 8 of the Warrant Agreement) at the office of the Company ("Warrant Agent"). Payment of the Aggregate Exercise Price shall be made at the option of the Holder in cash or by check.

                                      EXHIBIT A
                                      CONTINUED

    Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate, properly endorsed either separately or in combination with one or more other Warrants, for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchased on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Warrant Agent, in the manner and subject to the limitations set forth in the Warrant Agreement.

    The Holder hereof may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

    This Warrant does not entitle any Holder hereof to any of the rights of a stockholder of the Company.

    This Warrant shall not be valid or obligatory for any purpose until it shall have been signed by the Company.

DATED:  March 26, 1996  VITAFORT INTERNATIONAL CORPORATION
                                  a Delaware corporation


                             ------------------------------

                                    Mark Beychok
                                  President & CEO

                                      EXHIBIT A
                                      CONTINUED


                                    PURCHASE FORM

                             Dated
                                   ______________________

The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate No. VECA-202 to the extent of purchasing __________ shares of Common Stock of VITAFORT INTERNATIONAL CORPORATION and hereby makes the payment of $_____________ in payment of the Aggregate Exercise Price thereof.


                        INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
         ---------------------------------------------------------------------
    (please type or print in block letters)
Address:
         ---------------------------------------------------------------------

Signature:
         ---------------------------------------------------------------------


                                   ASSIGNMENT FORM

FOR VALUE RECEIVED, __________________________________, hereby sells, assigns and transfers unto

Name:
         ---------------------------------------------------------------------

Address:
         ---------------------------------------------------------------------

the right to purchase Common Stock of VITAFORT INTERNATIONAL CORPORATION represented by this Warrant Certificate No. VECA-202 to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________, Attorney, to transfer the same on the books of the Company with full power of substitution.

Date:
         ------------------------

Signature:
         ------------------------